Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made and entered into effective as of February 12, 2015, by and among [i] ALMOST FAMILY, INC., a Delaware corporation (“AFI” or “Borrower”), [ii] JPMORGAN CHASE BANK, N.A., a national banking association as Administrative Agent and for itself as a Lender (“Agent”), [iii] J.P. MORGAN SECURITIES LLC, a Delaware limited liability company as Joint Lead Arranger (“J.P. Morgan Securities”), [iv] MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation as Joint Lead Arranger (“MLPFS”), [v] BANK OF AMERICA, N.A., a national banking association as Syndication Agent and for itself as a Lender (“BOA”), [vi] FIFTH THIRD BANK, an Ohio banking corporation as a Documentation Agent and for itself as a Lender (“FTB”), pursuant to that certain Credit Agreement dated as of December 2, 2010 (the “Original Credit Agreement”), as modified by a letter agreement dated as of December 10, 2012, and the Second Amendment to Credit Agreement (“Second Amendment”) dated as of December 6, 2013, entered into in each case among AFI, Agent, BOA, FTB and the other Lenders party thereto (collectively, the “Credit Agreement”; certain capitalized terms used in this Amendment have the meaning set forth for them in the Credit Agreement unless expressly otherwise defined herein), [vii] EACH DEPARTING LENDER designated as such on the signature page to this Amendment executed and delivered by it (“Departing Lender”), and by [viii] REGIONS BANK, an Alabama banking corporation for itself as a Lender (“RB”), as modified by this Amendment (for avoidance of doubt, the reference to “Lenders” contained in this Amendment includes Agent, BOA, FTB and RB and excludes J.P. Morgan Securities, MLPFS and the Departing Lender).

W I T N E S S E T H:

WHEREAS, Lenders and AFI have agreed [i] to increase the aggregate amount of the Commitments of the Lenders from $125,000,000 to $175,000,000, [ii] to extend the Maturity Date from December 2, 2015 until February 12, 2020, [iii] to modify definitions used in calculating the Applicable Rate, [iv] to modify certain of the Financial Covenants, [v] to amend the Pricing Grid Rider, and [vi] otherwise as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

ARTICLE 1.

Amendments to Credit Agreement

AFI, Agent, and Lenders agree that, subject to satisfaction of the conditions stipulated in Article 2 of this Amendment, the Credit Agreement is hereby modified as follows:

1.1 Each of the following definitions shall be added to Article 1 of the Credit Agreement alphabetically in the order in which they would have appeared if initially set forth in the Credit Agreement:

“Acquisition Consideration” means the aggregate amount of the consideration, including cash as well as any Indebtedness of a Target Person assumed by an Acquirer, paid by the Acquirer for the Acquisition.

“Adjusted One Month LIBOR Rate” means, for any day, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the Adjusted LIBO Rate for a one-month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).

“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day).  Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.

“CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the CB Floating Rate.

“Central FL” means SunCrest Home Health of Central FL, LLC, a Florida limited liability company.

“Controlled Affiliate” has the meaning set forth for such term in Section 3.12.

“Embargoed Person” has the meaning set forth for such term in Section 3.13.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Executive Order” has the meaning set forth for such term in Section 3.13.

“Foreign Assets Control Regulations” has the meaning set forth for such term in Section 3.13.

“IHM” means Imperium Health Management, LLC, a Kentucky limited liability company.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Lender (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.  [When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Lender from such service as the Lender may select. ]

“Joint Lead Arranger” means JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its respective capacity as a lead arranger under the Credit Agreement, and “Joint Lead Arrangers” means all of them, collectively.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (d).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty Agreement or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Agreement Obligations” means any and all obligations of the Obligors[or their Subsidiaries], whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with the Lender or an Affiliate of the Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with the Lender or an Affiliate of the Lender.

“Trading With the Enemy Act” has the meaning set forth for such term in Section 3.13.

 1.2 The definition of “Acquisition Threshold” is deleted, and a new definition for “Acquisition Information Threshold Amount” is substituted therefor to read as follows:

“Acquisition Information Threshold Amount” means $25,000,000.

1.3 The definitions of “Adjusted EBITDA”, “Adjusted LIBO Rate”, “LIBO Rate”, “Maturity Date,” “Permitted Acquisition” and “Swap Obligations” are amended and restated in their entirety to read as follows:

“Adjusted EBITDA” means the sum of [i] EBITDA, plus [ii] Acquired EBITDA.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Lender from time to time in its reasonable discretion (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if any LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Lender shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Borrowing, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate.

“Maturity Date” means February 12, 2020 unless February 12, 2020 is not a Business Day, in which case the Maturity Date shall be the next Business Day immediately succeeding February 12, 2020.

“Permitted Acquisition” means [i] any Acquisition of a Target Person by an Acquirer, provided (A) no Default or Event of Default has occurred and is continuing, and (B) either [i] both (a) the most recent financial statements of Borrower delivered to reflected a Leverage Ratio of less than 2.50 to 1.00 and (b) if the Acquisition Consideration exceeds the Acquisition Information Threshold Amount, the Proforma Acquisition Information delivered to Lenders reflects a Leverage Ratio of less than 2.50 to 1.00 at all times after giving effect to the Acquisition, or [ii] if the conditions set forth in the foregoing clause [i] are not satisfied, the aggregate amount of the Acquisition Consideration paid by all Acquirers for Permitted Acquisitions during the fiscal year of Borrower in which the Acquisition occurs, including after given effect to the Acquisition in question, does not exceed $75,000,000; provided further, however, that [x] no Acquisition shall be a Permitted Acquisition unless the Eligible Real Estate Collateral has been mortgaged and the personal property assets that are acquired have been pledged and granted (unless the pledge or grant is prohibited by Governmental Authority or the provisions of contracts governing the same) as part of the Collateral and, if Equity Interests of the Target Person have been acquired, the Target Person has at the time such Equity Interests are acquired, executed and delivered a Guaranty Agreement and Administrative Agent has received an exclusive first priority pledge and grant of such Equity Interest of the Target Person as part of the Collateral, and [y] no Acquisition for which the Acquisition Consideration paid by the Acquirer exceeds the Acquisition Information Threshold Amount shall be a Permitted Acquisition unless at least ten (10) Business Days prior to the consummation of the Acquisition Borrower has furnished the requisite Proforma Acquisition Information to the Administrative Agent and each of the Lenders.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder; provided, however, that the term shall not include Excluded Swap Obligations.

1.4 The first sentence of the definition of “Applicable Rate” is amended and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, the CB Floating Rate with respect to any CBFR Loan, [ii] the sum of the Adjusted LIBO Rate plus the LIBO Margin with respect to any Eurodollar Revolving Loan, and [iii] with respect to the Commitment Fees, the applicable interest rate increment per annum shown on the Pricing Grid Rider.

1.5 The definitions for “ABR” and “Alternate Base Rate” are deleted; provided, however, that “CBFR” shall be substituted for ABR, and “CB Floating Rate” shall be substituted for Alternate Base Rate in each instance in the Credit Agreement in which the applicable definitions appear.

1.6 The amount of “$20,000,000” in SECTION 2.05(a) is deleted, and the amount of “$15,000,000” is substituted therefor.

1.7 The amount of “$25,000,000” at the end of SECTION 2.06(b) is deleted, and the amount of “$20,000,000” is substituted therefor.

1.8 The amount of “$175,000,000” in SECTION 2.20 is deleted, and the amount of “$250,000,000” is substituted therefor.

1.9 Schedule 2.01, Schedule 5.09 and the Pricing Grid Rider, each as originally incorporated as part of the Credit Agreement, are deleted, and Schedule 2.01, Schedule 5.09 and the Pricing Grid Rider, each in the form attached to and made a part of this Amendment, are substituted therefor, respectively.

1.10 Schedule 3.01 to the Original Credit Agreement and Schedule 3.01(a) to the Second Amendment are deleted, and Schedule 3.01 in the form attached to and made a part of this Amendment is substituted therefor.

1.11 A new SECTION 3.12 is added to the Credit Agreement to read as follows:

SECTION 3.12.  USA Patriot Act Representations.

(a)  None of the Obligors, any of their Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Obligors, their Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

[b]  None of the Obligors, any of their Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates:  (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is a Prohibited Person; or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

1.12 A new SECTION 3.13 is added to the Credit Agreement to read as follows:

SECTION 3.13.  Embargoed Person.  (a) No Obligor’s, nor any of their Subsidiaries’, assets constitute property of, or are beneficially owned, directly or indirectly, by any person targeted by economic or trade sanctions under U.S. law, including but not limited to the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”) any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B. Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any Obligor if the result of such interest would be that any Loan would be in violation of law; (c) no Obligor has engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither any Obligor nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.  For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 3.12, the Obligors shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

1.13 In addition to the matters set forth in Section 5.02 of the Credit Agreement for which Borrower is required to give written notice to the Administrative Agent and each Lender, Borrower also shall give written notice to the Administrative Agent and each Lender, within two (2) Business Days after the occurrence thereof, of any Obligor entering into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or Amendment.

1.14 The amount of “$15,000,000” is substituted for the amount of “$8,000,000” in SECTION 6.04(f) of the Credit Agreement.

1.15 The amount of “$25,000,000” is substituted for the amount of “$20,000,000” in SECTION 6.06 of the Credit Agreement.

1.16 Borrower has informed Lenders that, although IHM is a direct or indirect Subsidiary of Borrower, the organization documents of IHM do not authorize a guaranty of, or pledge of its assets as Collateral for, the Obligations, and that the assets of IHM are not material.  Lenders agree to waive the requirement for IHM to provide a Guarantee of the Obligations or pledge its assets as Collateral for the Obligations, in reliance upon the foregoing as well as the agreement of Borrower, hereby expressed, that Borrower shall not permit the assets of IHM to become material, as determined by Lenders in accordance with their customary underwriting standards.

1.17 Borrower has informed Lenders that the entities Home Health Agency-Broward Inc.,  Suncrest Home Health of MO, Inc., Suncrest Home Health of North Carolina, Inc., Omni Health Management, LLC and Suncrest Home Health of Central Florida, LLC (collectively, “the “Inactive Entities”) are (i) inactive, (ii) have no assets, (iii) have no business operations and (iv) will be dissolved or merged into certain Subsidiaries. Borrower has requested that Lenders acknowledge and agree that the Inactive Entities are not deemed Subsidiaries as defined in the Credit Agreement. Lenders in reliance upon the foregoing and Borrower hereby acknowledge and agree that the Inactive Entitles shall be excepted and excluded from the definition of Subsidiaries under the Credit Agreement, provided that Borrower shall not permit any of the Inactive Entities to become active, have assets, or have business operations.

1.18 Borrower has informed Lenders that although the entity Trigg County Home Health, Inc. (“TCHH”) is a direct or indirect Subsidiary of Borrower (i) TCHH is 97% owned by Borrower through Borrower’s subsidiary Suncrest LBL Holdings, Inc. and 3% owned by a minority shareholder (the “Minority Shareholder”), and (ii) the organization documents of TCHH do not expressly authorize TCHH to guaranty, or pledge its assets as Collateral for, the Obligations of Borrower. Lenders agree to temporarily waive the requirement for TCHH to provide a Guarantee of the Obligations or pledge its assets as Collateral for the Obligations, in reliance upon the foregoing, as well as the agreement of Borrower, hereby expressed, that Borrower shall, within sixty (60) days of the effective date of this Amendment: (a) obtain the consents of the shareholders of TCHH and the Minority Shareholder, and whatever other consents are required, in order for TCHH to be authorized to guaranty, and pledge its assets as Collateral for, the Obligations of Borrower and (b) enter into and execute a joinder to the Guaranty Agreement (as defined below) and to the Security Agreement (as defined below).

1.19 Borrower has informed Lenders that although the entity Almost Family ACO Services of Tennessee, LLC is a direct or indirect Subsidiary of Borrower (“ACO Services”), ACO Services, is not in good standing. Lenders agree to temporarily waive the requirement for ACO Services to be in good standing in reliance upon the foregoing, as well as the agreement of Borrower, hereby expressed, that Borrower shall, within thirty (30) days of the effective date of this Amendment, obtain good standing for ACO Services.

ARTICLE 2.

Conditions to Effectiveness

2.1 The provisions of Article 1 of this Amendment shall become effective on that date (the “Third Amendment Closing Date”) when, and only when, Agent shall have received this Amendment and each of the documents or instruments set forth below (collectively, for purposes of this Amendment, the “Additional Loan Documents”, all of which upon the satisfaction of all the conditions set forth in this Article 2 shall be deemed part of the “Loan Documents” referred to in the Loan Agreement), executed by the each of the parties hereto and the parties thereto where provided, respectively, and in form and substance satisfactory in all respects to Agent in its sole discretion, and when each of the other conditions set forth below has been fulfilled to the satisfaction of Agent:

A.           A Consolidated Amended and Restated Guaranty and Ratification Agreement (the “Guaranty Agreement”) entered into by each Subsidiary Guarantor, containing the absolute, joint and several guarantee of payment by each of them, respectively, of the Obligations as modified pursuant to this Amendment, and which shall supercede and replace any and each Guaranty Agreement theretofore given by any Subsidiary Guarantor;

B.           A Consolidated Amended and Restated Pledge of Equity Interest (the “Pledge of Equity Interest”) by Borrower as well as any Subsidiary that owns Equity Interest in another Subsidiary, of all the Equity Interest in each Subsidiary of Borrower and each Subsidiary of a Subsidiary, respectively, which shall supersede and replace the analogs of that document executed and delivered in connection with the Original Credit Agreement and the Second Amendment, respectively;

C.           A Consolidated Amended and Restated Security Agreement (the “Security Agreement”) by Borrower and each Subsidiary Guarantor which shall supersede and replace the Security Agreements executed and delivered in connection with the Original Credit Agreement and the Second Amendment, respectively;

D.           Borrower shall have executed Notes payable to the order of each Lender in the face principal amount set forth for each in Schedule 2.01 to this Amendment;

E.           An Incumbency Certificate and Certified Copy of Resolutions for AFI and each of the Subsidiary Guarantors, authorizing the execution and delivery of this Agreement and the other Additional Loan Documents to which each is a party, respectively, and including a copy of the organization documents for and evidence of the valid existence of, any Subsidiary formed or acquired subsequent to December 6, 2013;

F.           An opinion of counsel to AFI as to the due authorization, execution, delivery and enforceability of the Additional Loan Documents by and with respect to AFI and each Subsidiary Guarantor, and such other matters as Agent reasonably requests;

G.           Borrower shall have paid to Agent, for the ratable benefit of the Lenders, the fee (“Upfront Fee”) agreed by Borrower and allocable among the Lenders according to the amount of each Lender’s Commitment as set forth in Schedule 2.01, as well as any arranger, administration or other fees payable pursuant to any separate letter agreement entered into between Borrower and Agent;

H.           The Departing Lender shall have received payment in full for all of the Obligations owing to it under the Credit Agreement (other than the obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity Obligations and other contingent Obligations owing to it under the Loan Documents), and shall have executed and delivered the signature page to this Amendment provided for it, whereupon its Commitment under the Credit Agreement shall be terminated;

I.           The Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Commitment as are necessary in order that each such Lender’s Commitment and outstanding Revolving Credit Exposure conform with the provisions of the Credit Agreement as modified by this Amendment; and

J.           Agent shall have received such other documents, instruments and certificates, if any, as Agent may reasonably request to insure the binding effect in accordance with the terms thereof of the Credit Agreement as modified by this Amendment and the Additional Loan Documents.

ARTICLE 3.

Other Provisions

3.1 From and after the effective date of this Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, this Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.2 AFI hereby restates and confirms each of the representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents to which it is a party, as modified by this Amendment and the other Additional Loan Documents, and confirms and agrees that it has no defenses, offsets or counterclaims with respect thereto.  Without limitation of the preceding sentence, AFI represents and warrants that this Amendment and the Additional Loan Documents have been executed and delivered by a representative of AFI and each Subsidiary Guarantor that is a party thereto who is duly authorized to do so and that the same are valid and binding on each.

3.3 AFI agrees to reimburse Agent for all expenses incurred by Agent and Lenders in connection with the preparation, execution, delivery and performance of this Amendment, including, without limitation, for reasonable fees of legal counsel to Agent.

3.4 Each Lender that is a party to this Amendment that was not a party to the Credit Agreement (a) represents and warrants and agrees with Administrative Agent, Lenders and Borrower that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment that consummate the transactions contemplated by it and to become a Lender under the Credit Agreement as modified by this Amendment, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of the Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Commitment and has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and further agrees that it will (w) deliver to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it, (x) independently and without reliance on the Administrative Agent, any Lender or the Departing Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (y) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.5 Except as expressly modified by this Amendment and the other Additional Loan Documents, all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect as they were immediately prior to the execution and delivery of this Amendment, and those terms and conditions as modified are incorporated into the applicable Loan Documents by this reference.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to the “Credit Agreement” and the “Loan Documents” shall mean and be deemed a reference to the Credit Agreement and the Loan Documents as modified by this Amendment and the other Additional Loan Documents.

3.6 This Amendment may not be modified in any respect except in writing signed by the party charged with such modification.  This Amendment constitutes the final, complete and exclusive agreement among Agent, Lenders and AFI concerning its subject matter and neither the Agent, Lenders nor AFI are relying on any oral agreements or understandings of any nature whatsoever with respect thereto.

3.7 This Amendment shall be effective notwithstanding that it is executed in counterparts, and a facsimile or other reproduction of a signature of any party to it shall be effective to the same extent as the manual signature of such party, but such party shall furnish its manually signed signature pages to each other party promptly upon request of such other party.

3.8 This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

< signature pages follow >

< signature page to Third Amendment to Credit Agreement >

IN TESTIMONY WHEREOF, witness the signatures on behalf of AFI, Agent,  BOA, FTB and RB effective as of the date first above written.

"AFI" ALMOST FAMILY, INC. a Delaware corporation

By:	/s/ C. Steven Guenthner
C. Steven Guenthner
President, Principal Financial Officer, Secretary & Treasurer

< signature page to Third Amendment to Credit Agreement >

"Agent" JPMORGAN CHASE BANK, N.A., as Administrative Agent for itself as a Lender

By:	/s/ James Duffy Baker
James Duffy Baker
Division Manager

< signature page to Third Amendment to Credit Agreement >

'BOA" BANK OF AMERICA, N.A. as Syndication Agent and for itself as a Lender

By:	/s/ Sonal Gupta
Sonal Gupta
Vice President

< signature page to Third Amendment to Credit Agreement >

"FTB" FIFTH THIRD BANK, as Documentation Agent for itself as a Lender

By:	/s/ Vera B. McEvoy
Vera B. McEvoy
Vice President

< signature page to Third Amendment to Credit Agreement >

'RB" REGIONS BANK, for itself as a Lender

By:	/s/ Ned Spitzer
Ned Spitzer
Managing Director

< Departing Lender signature page to Third Amendment to Credit Agreement >

The undersigned is executing and delivering this Amendment for the sole purpose of confirming that it is a “Departing Lender” as defined in this Amendment.

CITIBANK, N.A., as the Departing Lender
CITIBANK, N.A. as the Departing Lender

By:	/s/ Alvaro De Velasco
Alvaro De Velasco
Vice President

Attachments

--  Schedule 2.01

--  Schedule 5.09

--  Pricing Grid Rider

--  Schedule 3.01

Schedule 2.01

(Commitments of Lenders)

Lender                                                      Amount of Commitment

1. JPMorgan Chase Bank, N.A.	$60,000,000.00

2. Bank of America, N.A	$60,000,000.00

3. Fifth Third Bank	$30,000,000.00

4. Regions Bank	$25,000,000.00

Total	$175,000,000

Schedule 5.09

(Financial Covenants)

The consolidated financial statements of Borrower shall, as of each Calculation Date commencing September 30, 2010, reflect compliance with the following financial covenants, determined in accordance with GAAP:

A.           The Adjusted Fixed Charge Coverage Ratio shall not be less than 3.00 to 1.00.

B.           The Leverage Ratio shall not be greater than 3.50 to 1.00.

C.           Net Worth shall not be less than the sum of [i] $130,000,000, plus [ii] 50% of net income, without giving effect to any losses, during each fiscal quarter of Borrower beginning with the quarter ending September 30, 2010, plus [iii] one hundred percent (100%) of the proceeds received by Borrower arising from any issuance of Equity Interests in Borrower after the date of this Agreement, net of reasonable expenses, commissions and fees associated with such issuance, minus [iv] to the extent that the Borrower makes cash repurchases of its Equity Interests in any fiscal year of the Borrower, the amount (the “Share Repurchase Credit”) of all such cash repurchases during such fiscal year not exceeding $10,000,000.

Pricing Grid Rider

As of each Interest Calculation Date, the CBFR Margin and the LIBO Margin and the Commitment Fee, respectively, shall be that percentage increment as set forth below according to the Leverage Ratio determined as of such Interest Calculation Date:

LEVEL	LEVERAGE RATIO	CBFR MARGIN	LIBO MARGIN	COMMITMENT FEE
1. Less than or equal to 1.00 to 1.00		1.25	1.75	0.25
2. Greater than 1.00 to 1.00 and less than or equal to 1.50 to 1.00		1.50	2.00	0.30
3. Greater than 1.50 to 1.00 and less than or equal to 2.00 to 1.00		1.75	2.25	0.35
4. Greater than 2.00 to 1.00 and less than or equal to 2.50 to 1.00		2.00	2.50	0.40
5. Greater than 2.50 to 1.00 and less than or equal to 3.00 to 1.00		2.25	2.75	0.40
6. Greater than 3.00 to 1.00		2.50	3.00	0.50

Pricing will open at Level 3 above.

In the event that the Administrative Agent has not received the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Agreement, as applicable, together with the Compliance Certificate pursuant to Section 5.01(c) of the Agreement, by the dates required pursuant to the Agreement, the CBFR Margin, LIBO Margin and Commitment Fee shall be assumed to be and applied in accordance with Level 6 above, commencing as of the date that the applicable financial statements and Compliance Certificate were required to be delivered and continuing until three (3) Business Days following the date the same are actually delivered.

Schedule 3.01

Count	Subsidiary Name	Federal ID No.	Authorized Capital Stock/Type of Ownership	Number of Issued and Outstanding Shares	State of Incorporation	State ID No.	Type of Entity
1	Adult Day Care of America, Inc.	06-1207175	1,000 shares of common stock, $.001 par value per share, owned by Almost Family, Inc.	1,000	DE	2128204	Corporation
2	AFAM Merger, Inc.	27-2463232	100 shares, owned by Almost Family, Inc.	100	DE	4743144	Corporation
3	Cambridge Home Health Care Holdings, Inc.	20-0591577	100,968.048 shares, owned by National Health Industries, Inc.	100,968.048	DE	3752185	Corporation
4	Cambridge Home Health Care, Inc.	34-1772291	10 shares, owned by Cambridge Home Health Care Holdings, Inc.	10	OH	866131	Corporation
5	Cambridge Home Health Care, Inc./Private	34-1772292	10 shares, owned by Cambridge Home Health Care Holdings, Inc.	10	OH	866130	Corporation
6	Caretenders of Cleveland, Inc.	61-1306845	100 shares owned by National Health Industries, Inc.	100	KY	0418732	Corporation
7	Caretenders of Columbus, Inc.	61-1302995	100 shares owned by National Health Industries, Inc.	100	KY	0414266	Corporation
8	Caretenders Visiting Services Employment Company, Inc.	61-1326749	100 shares owned by National Health Industries, Inc.	100	KY	0456266	Corporation
9	National Health Industries, Inc.	61-0997496	1,000 shares of common stock without par value, owned by Almost Family, Inc.	1,000	KY	0119806	Corporation
10	OMNI Home Health Holdings, Inc.		10 shares of xxx stock owned by National Health Industries, Inc.	10	DE	4508006	Corporation
11	Patient Care Medical Services, Inc.	22-2170708	10 shares of common stock; owned by Patient Care, Inc.	10	NJ	100027270	Corporation

12	Patient Care New Jersey, Inc.	20-1574433	1,000 shares of common stock; owned by Patient Care, Inc.	1,000	DE	3848463	Corporation
13	Patient Care Pennsylvania, Inc.	37-1459396	100 shares of common stock; owned by Patient Care, Inc.	100	DE	3623151	Corporation
14	Patient Care, Inc.	22-2088938	1,000 shares of common stock, $.01 par value per share; owned by AFAM Acquisition, LLC	1,000	DE	2320425	Corporation
15	Priority Care, Inc.	06-1482496	100 shares of common stock; owned by Patient Care, Inc.	100	CT	561909	Corporation
16	SunCrest Healthcare, Inc	20-3701127	265,148 shares of common stock owned by National Health Industries, Inc.; 90,667 shares of B-1 Preferred Stock, 19,708 shares of B-2 Preferred Stock, and 403,856 shares of C Preferred Stock all owned by OMNI Home Health Holdings, Inc.	779,379	GA	400237	Corporation
17	SunCrest Home Health of AL, Inc.	27-0678962	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	AL	261-690	Corporation
18	SunCrest Home Health of Claiborne County, Inc.	45-1448026	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	TN	000655066	Corporation
19	SunCrest Home Health of Georgia, Inc.	26-1911187	100 shares of common stock; owned by SunCrest Healthcare, Inc.	100	GA	2511213	Corporation
20	SunCrest Home Health of Manchester, Inc.	27-3742641	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	TN	000642295	Corporation
21	SunCrest Home Health of Nashville, Inc.	27-2258905	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	TN	000627890	Corporation
22	SunCrest Home Health of South GA, Inc.	27-0678757	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	GA	3037586	Corporation
23	SunCrest LBL Holdings, Inc.	27-3742739	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	TN	000642297	Corporation

24	SunCrest TeleHealth Services, Inc.	27-4199760	1,000 shares of common stock; owned by SunCrest Healthcare, Inc.	1,000	TN	000645556	Corporation
25	Tennessee Nursing Services of Morristown, Inc.	62-1049414	1,000 shares of common stock owned by SunCrest Home Health of Claiborne County, Inc.	1,000	TN	00060015	Corporation
26	Trigg County Home Health, Inc.	26-3539405	970 shares of common stock; JV Entity 97% owned by SunCrest LBL Holdings, Inc.	970	KY	0715426	Corporation
27	AFAM Acquisition Ohio, LLC	26-3979925	100% by National Health Industries, Inc.		KY	0718677	LLC
28	AFAM Acquisition, LLC	26-2866404	100% by Almost Family, Inc.		KY	0705309	LLC
29	Almost Family ACO Services of Kentucky, LLC	61-1166649	100% by National Health Industries, Inc.		KY	0888128	LLC
30	Almost Family ACO Services of South Florida, LLC	46-5765971	100% by National Health Industries, Inc.		FL	L14000077192	LLC
31	Almost Family ACO Services of Tennessee, LLC	47-0979130	100% by SunCrest Health Care, Inc.		TN	000758873	LLC
32	Almost Family PC of Ft. Lauderdale, LLC	26-1260724	100% by National Health Industries, Inc.		FL	L07000103414	LLC
33	Almost Family PC of Kentucky, LLC	26-1259925	100% by National Health Industries, Inc.		KY	0675489	LLC
34	Almost Family PC of SW Florida, LLC	26-1261522	100% by National Health Industries, Inc.		FL	L07000103411	LLC
35	Almost Family PC of West Palm, LLC	26-1263982	100% by National Health Industries, Inc.		FL	L07000103413	LLC
36	BGR Acquisition, LLC	51-0606314	100% by SunCrest Healthcare, Inc.		FL	L06000098860	LLC
37	Caretenders Mobile Medical Services, LLC	26-1162933	100% by National Health Industries, Inc.		OH	1726247	LLC
38	Caretenders of Jacksonville, LLC	20-5890994	100% by National Health Industries, Inc.		FL	L06000110767	LLC
39	Caretenders Visiting Services of District 6, LLC	30-0425709	100% by National Health Industries, Inc.		KY	0565533	LLC
40	Caretenders Visiting Services of District 7, LLC	30-0425714	100% by National Health Industries, Inc.		KY	0565534	LLC
41	Caretenders Visiting Services of Gainesville, LLC	30-0425715	100% by National Health Industries, Inc.		FL	L05000016996	LLC

42	Caretenders Visiting Services of Hernando County, LLC	20-5826497	100% by National Health Industries, Inc.	FL	L06000104096	LLC
43	Caretenders Visiting Services of Kentuckiana, LLC	20-3021812	100% by National Health Industries, Inc.	KY	0615538	LLC
44	Caretenders Visiting Services of Columbus, LLC	20-8428138	100% by National Health Industries, Inc.	OH	1676001	LLC
45	Caretenders Visiting Services of Ocala, LLC	20-4522444	100% by National Health Industries, Inc.	FL	L06000028455	LLC
46	Caretenders Visiting Services of Orlando, LLC	30-0425717	100% by National Health Industries, Inc.	KY	0597949	LLC
47	Caretenders Visiting Services of Pinellas County, LLC	20-5826531	100% by National Health Industries, Inc.	FL	L06000104100	LLC
48	Caretenders Visiting Services of Southern Illinois, LLC	20-5826553	100% by National Health Industries, Inc.	IL	2013258	LLC
49	Caretenders Visiting Services of St. Augustine, LLC	20-2910357	100% by National Health Industries, Inc.	FL	L05000052409	LLC
50	Caretenders Visiting Services of St. Louis, LLC	20-5826598	100% by National Health Industries, Inc.	MO	LC0774505	LLC
51	Caretenders VNA of Ohio, LLC	27-3756374	100% by National Health Industries, Inc.	OH	1970058	LLC
52	Caretenders VS of Boston, LLC	26-1258759	100% by National Health Industries, Inc.	MA	962269	LLC
53	Caretenders VS of Central KY, LLC	26-1259391	100% by National Health Industries, Inc.	KY	0675492	LLC
54	Caretenders VS of Lincoln Trail, LLC	26-3632764	100% by National Health Industries, Inc.	KY	0715613	LLC
55	Caretenders VS of Louisville, LLC	26-1264112	100% by National Health Industries, Inc.	KY	0675491	LLC
56	Caretenders VS of Northern KY, LLC	26-1259246	100% by National Health Industries, Inc.	KY	0675495	LLC
57	Caretenders VS of Ohio, LLC	26-3706241	100% by National Health Industries, Inc.	OH	1812627	LLC
58	Caretenders VS of SE Ohio, LLC	45-1139239	100% by National Health Industries, Inc.	OH	2007716	LLC
59	Caretenders VS of Western KY, LLC	26-1258938	100% by National Health Industries, Inc.	KY	0675497	LLC
60	Home Health Agency-Central Pennsylvania, LLC	20-1497787	100% by OMNI Home Health Services, LLC	FL	L08000043051	LLC
61	Home Health Agency-Collier, LLC	20-0832146	100% by OMNI Home Health Services, LLC	FL	L08000043052	LLC
62	Home Health Agency-Hillsborough, LLC	59-3757325	100% by OMNI Home Health Services, LLC	FL	L08000043054	LLC

63	Home Health Agency-Illinois, LLC	59-757324	100% by OMNI Home Health Services, LLC	FL	L08000043056	LLC
64	Home Health Agency-Indiana, LLC	20-1408322	100% by OMNI Home Health Services, LLC	FL	L08000043055	LLC
65	Home Health Agency-Palm Beaches, LLC	01-0713588	100% by OMNI Home Health Services, LLC	FL	L08000043057	LLC
66	Home Health Agency-Pennsylvania, LLC	59-3757322	100% by OMNI Home Health Services, LLC	FL	L08000043058	LLC
67	Home Health Agency-Philadelphia, LLC	20-1408427	100% by OMNI Home Health Services, LLC	FL	L08000043059	LLC
68	Home Health Agency-Pinellas, LLC	59-3757320	100% by OMNI Home Health Services, LLC	FL	L08000043060	LLC
69	Imperium Health Management, LLC	45-2788800	JV Entity-70% owned by Almost Family, Inc.)	KY	0794561	LLC
70	IN Homecare Network Central, LLC	46-3029953	100% by National Health Industries, Inc.	IN	2013061000795	LLC
71	IN Homecare Network North, LLC	46-3020499	100% by National Health Industries, Inc.	IN	2013061000766	LLC
72	Mederi Caretenders VS of SE FL, LLC	26-1264234	100% by National Health Industries, Inc.	FL	L07000103410	LLC
73	Mederi Caretenders VS of Broward, LLC	26-1264504	100% by National Health Industries, Inc.	FL	L07000103409	LLC
74	Mederi Caretenders VS of SW FL, LLC	26-1264384	100% by National Health Industries, Inc.	FL	L07000103412	LLC
75	Mederi Caretenders VS of Tampa, LLC	26-1248096	100% by National Health Industries, Inc.	FL	L07000104055	LLC
76	OMNI Home Health Services, LLC	26-2010556	100% by OMNI Home Health Holdings, Inc.	DE	4508002	LLC
77	OMNI Home Health-District 1, LLC	20-0527436	100% by OMNI Home Health Services, LLC	FL	L08000043061	LLC
78	OMNI Home Health-District 2, LLC	20-0527566	100% by OMNI Home Health Services, LLC	FL	L08000043062	LLC
79	OMNI Home Health-District 4, LLC	20-1657488	JV Entity 70% by OMNI Home Health Services, LLC	FL	L08000043063	LLC
80	OMNI Home Health-Hernando, LLC	59-3741300	100% by OMNI Home Health Services, LLC	FL	L08000043064	LLC
81	OMNI Home Health-Jacksonville, LLC	59-3754764	100% by OMNI Home Health Services, LLC	FL	L08000043066	LLC
82	Patient Care Connecticut, LLC	27-0726569	100% by Priority Care, Inc.	CT	0979769	LLC
83	Princeton Home Health, LLC	20-5081107	100% by National Health Industries, Inc.	AL	DLL 480-611	LLC
84	SunCrest Companion Services, LLC	26-3549012	100% by SunCrest Healthcare, Inc.	TN	000559681	LLC

85	SunCrest Healthcare of East Tennessee, LLC	26-3548962	100% by SunCrest Healthcare, Inc.	TN	000588238	LLC
86	SunCrest Healthcare of Middle TN, LLC	71-1017674	100% by SunCrest Healthcare, Inc.	TN	000534537	LLC
87	SunCrest Healthcare of West Tennessee, LLC	37-1550880	100% by SunCrest Healthcare, Inc.	TN	000559681	LLC
88	SunCrest Home Health of Tampa, LLC	27-3742788	JV Entity 60% owned by SunCrest Healthcare, Inc.	FL	L10000107528	LLC
89	SunCrest Home Health-Southside, LLC	45-2283548	100% by SunCrest Home Health of Georgia, Inc.	GA	4014293	LLC
90	SunCrest Outpatient Rehab Services of TN, LLC	27-0311512	100% by SunCrest Healthcare, Inc.	TN	000603548	LLC
91	SunCrest Outpatient Rehab Services, LLC	26-1910553	100% by SunCrest Healthcare, Inc.	TN	563554	LLC